Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following unaudited pro forma condensed combined financial statements of Compass Minerals International, Inc. (“Compass Minerals” or the “Company”) are presented to illustrate the estimated effects of the October 3, 2016, acquisition of Produquímica Indústria e Comércio S.A. (“Produquímica” and such acquisition, the “Produquímica Acquisition”). The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2015, and for the nine months ended September 30, 2016, combine the historical consolidated statements of operations of the Company and Produquímica, giving effect to the Produquímica Acquisition as if it had been completed on January 1, 2015. The Company’s initial purchase of a 35% interest in Produquímica occurred in December 2015, and the Company’s purchase of the remaining 65% interest occurred in October 2016; the unaudited pro forma condensed combined statements of operations give effect to the purchase of 100% of Produquímica as if it had been completed on January 1, 2015. The unaudited pro forma condensed combined balance sheet as of September 30, 2016, combines the historical consolidated balance sheets of Produquímica and the Company, giving effect to the Produquímica Acquisition and as if it had occurred on September 30, 2016. The historical consolidated financial information for Produquímica has been adjusted to comply with generally accepted accounting principles in the United States (“U.S. GAAP”). The classification of certain items presented by Produquímica under International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board (“IASB”) has been modified in order to align with the presentation used by the Company under U.S. GAAP. In addition to the U.S. GAAP adjustments and certain reclassifications, amounts have also been translated to U.S. dollars.

The unaudited pro forma condensed combined financial statements should be read in conjunction with the accompanying notes to the unaudited pro forma condensed combined financial statements. In addition, the unaudited pro forma condensed combined financial information is based on, and should be read in conjunction with, the following:

•	The Company’s Current Report on Form 8-K filed on October 3, 2016, including the exhibits thereto, which describes the Produquímica Acquisition;

•
Audited consolidated financial statements of the Company as of and for the year ended December 31, 2015, and the accompanying notes, which are included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015;

•	The section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015;

•
Audited consolidated financial statements of Produquímica audited under generally accepted auditing standards in the United States (“U.S. GAAS”) and prepared following IFRS as of and for the year ended December 31, 2015, and the accompanying notes, which are included in this Amendment to Current Report on Form 8-K;

•
Unaudited consolidated financial statements of the Company as of and for the nine months ended September 30, 2016, and the accompanying notes, which are included in the Company’s Quarterly Report on Form 10-Q for the nine months ended September 30, 2016;

•
The section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s Quarterly Report on Form 10-Q for the nine months ended September 30, 2016; and

•
Unaudited consolidated financial statements of Produquímica prepared following IFRS as of and for the nine months ended September 30, 2016, and the accompanying notes, which are included in this Amendment to Current Report on Form 8-K.

The unaudited pro forma condensed combined financial statements have been prepared by the Company, as the acquirer, using the acquisition method of accounting in accordance with U.S. GAAP. The acquisition method of accounting is dependent upon certain valuation assumptions, including those related to the preliminary purchase price allocation of the assets acquired and liabilities assumed of Produquímica based on management’s best estimates of fair value. The pro forma adjustments are based on information available as of the filing date of this Amendment to Current Report on Form 8-K. The final purchase price allocation may vary based on final appraisals, valuations, and analyses of the fair value of the acquired assets and assumed liabilities. Accordingly, the pro forma adjustments related to the preliminary purchase price are preliminary and have been made solely for the purpose of providing unaudited pro forma condensed combined financial statements prepared in accordance with the rules and regulations of the Securities and Exchange Commission.

The unaudited pro forma condensed combined financial information has been presented for informational purposes only. The unaudited pro forma condensed combined financial information does not purport to represent the actual results of operations that the Company and Produquímica would have achieved had the companies been combined during the periods presented in the unaudited pro forma condensed combined financial statements and is not intended to project the future results of operations that the combined company may achieve after the Produquímica Acquisition. The historical consolidated financial information has been adjusted in the accompanying unaudited pro forma condensed combined financial information to give effect to pro forma events that are (i) directly attributable to the Produquímica Acquisition, (ii) factually supportable, and (iii) with respect to the unaudited pro forma condensed combined statements of operations, expected to have a continuing impact on the consolidated results. The unaudited pro forma condensed combined financial information does not reflect any potential operating efficiencies, cost savings or revenue enhancements that may be realized as a result of the Produquímica Acquisition and also does not reflect any restructuring or integration-related costs to achieve those potential cost savings.

COMPASS MINERALS INTERNATIONAL, INC.
UNAUDITED CONDENSED COMBINED PRO FORMA BALANCE SHEET
AS OF SEPTEMBER 30, 2016
(dollars in millions, except share data)
					Compass
					Minerals
	Compass		Produquímica		Pro Forma
	Minerals	Produquímica	Pro Forma		Produquímica
	Historical	Historical	Adjustments		Acquisition
ASSETS		Note (2)	Note (6)
Current assets:
Cash and cash equivalents	$432.2	$66.5	$(331.9)	(a)	$165.4
			(1.4)	(d)
Receivables, less allowance for doubtful accounts	115.1	88.4	—		203.5
Inventories	272.6	65.1	11.1	(b)	348.8
Other	40.9	19.3	—		60.2
Total current assets	860.8	239.3	(322.2)		777.9
Property, plant and equipment, net	907.6	100.2	86.4	(b)	1,094.2
Deferred income taxes, net	—	35.2	(35.2)	(e)
Intangible assets, net	85.2	0.9	73.6	(b)	159.7
Goodwill	60.6	14.2	279.2	(b)	418.7
			64.7	(e)
Investment in equity investee	127.5	4.9	19.3	(b)	24.2
			(127.5)	(a)
Other	60.7	6.8	—		67.5
Total assets	$2,102.4	$401.5	$38.3		$2,542.2

LIABILITIES AND STOCKHOLDER’S EQUITY
Current liabilities:
Current portion of long-term debt	$8.5	$128.1	$—		$136.6
Accounts payable	52.2	26.8	—		79.0
Accrued expenses	53.4	39.9	38.3	(a)	131.6
Accrued salaries and wages	16.9	5.6	—		22.5
Income taxes payable	—	1.4	—		1.4
Accrued interest	3.3	5.8	—		9.1
Total current liabilities	134.3	207.6	38.3		380.2
Long-term debt, net of current portion	1,204.1	61.2	—		1,265.3
Deferred income taxes, net	70.1	2.0	29.5	(e)	101.6
Other noncurrent liabilities	26.6	30.8	—		57.4
Commitments and contingencies	—	—
Stockholders’ equity :
Common stock: $0.01 par value, 200,000,000 authorized shares; 35,367,264 issued shares	0.4	—	—		0.4
Additional paid-in capital	96.0	101.4	(101.4)	(c)	96.0
Treasury stock, at cost — 1,581,197 shares at September 30, 2016	(3.0)	—	—		(3.0)
Retained Earnings	653.5	(1.4)	1.4	(c)	732.0
			79.9	(a)
			(1.4)	(d)
Accumulated other comprehensive loss	(79.6)	(0.1)	(8.1)	(a)	(87.7)
			0.1	(c)
Total stockholders’ equity	667.3	99.9	(29.5)		737.7
Total liabilities and stockholders’ equity	$2,102.4	$401.5	$38.3		$2,542.2

See Notes to Unaudited Pro Forma Condensed Combined Financial Statements.

COMPASS MINERALS INTERNATIONAL, INC.
UNAUDITED CONDENSED COMBINED PRO FORMA STATEMENT OF OPERATIONS
YEAR ENDED DECEMBER 31, 2015
(dollars in millions, except per share data)
					Compass
					Minerals
	Compass		Produquímica		Pro Forma
	Minerals	Produquímica	Pro Forma		Produquímica
	Historical	Historical	Adjustments		Acquisition
		Note (3)	Note (6)
Sales	$1,098.7	$322.6	$—		$1,421.3
Shipping and handling cost	261.5	16.3	—		277.8
Product cost	507.1	225.7	(0.9)	(i)	737.2
			5.3	(j)
Gross profit	330.1	80.6	(4.4)		406.3
Selling, general and administrative expenses	108.7	37.5	3.7	(j)	149.7
			(0.2)	(k)
Operating earnings	221.4	43.1	(7.9)		256.6

Other (income) expense:
Interest expense	21.5	29.4	12.8	(f)	63.7
Net loss (income) from equity investee	—	(1.8)	—		(1.8)
Other, net	(14.6)	36.4	(0.3)	(g)	21.5
Earnings (loss) before income taxes	214.5	(20.9)	(20.4)		173.2
Income tax expense (benefit)	55.3	(5.5)	2.2	(k)	44.3
			(7.7)	(l)
Net earnings (loss)	$159.2	$(15.4)	$(14.9)		$128.9

Basic net earnings per common share	$4.70				$3.80
Diluted net earnings per common share	$4.69				$3.80

Weighted average common shares outstanding (in thousands):
Basic	33,677				33,677
Diluted	33,692				33,692

See Notes to Unaudited Pro Forma Condensed Combined Financial Statements.

COMPASS MINERALS INTERNATIONAL, INC.
UNAUDITED CONDENSED COMBINED PRO FORMA STATEMENT OF OPERATIONS
NINE MONTHS ENDED SEPTEMBER 30, 2016
(dollars in millions, except per share data)
					Compass
					Minerals
	Compass		Produquímica		Pro Forma
	Minerals	Produquímica	Pro Forma		Produquímica
	Historical	Historical	Adjustments		Acquisition
		Note (3)	Note (6)
Sales	$694.8	$243.3	$—		$938.1
Shipping and handling cost	164.9	12.4	—		177.3
Product cost	340.8	166.7	(0.2)	(i)	511.4
			4.1	(j)
Gross profit	189.1	64.2	(3.9)		249.4
Selling, general and administrative expenses	79.8	28.1	(0.7)	(d)	110.0
			2.8	(j)
Operating earnings	109.3	36.1	(6.0)		139.4

Other (income) expense:
Interest expense	16.8	11.3	8.3	(f)	36.4
Net loss (income) from equity investee	1.7	(0.9)	(1.7)	(h)	(0.9)
Other, net	1.6	8.6	(0.7)	(g)	9.5
Earnings before income taxes	89.2	17.1	(11.9)		94.4
Income tax expense	24.1	4.5	1.8	(k)	25.2
			(5.2)	(l)
Net earnings	$65.1	$12.6	$(8.5)		$69.2

Basic net earnings per common share	$1.92				$2.04
Diluted net earnings per common share	$1.92				$2.04

Weighted average common shares outstanding (in thousands):
Basic	33,772				33,772
Diluted	33,775				33,775

See Notes to Unaudited Pro Forma Condensed Combined Financial Statements.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

1.	Description of the Produquímica Acquisition and Basis of Pro Forma Presentation

On December 16, 2015, Compass Minerals do Brasil Ltda., a wholly-owned subsidiary of the Company (“Compass Minerals Brazil”), entered into (i) a subscription agreement and other covenants (as amended, the “Subscription Agreement”) with certain shareholders of Produquímica and Produquímica and (ii) a share purchase and sale agreement and other covenants (the “Purchase Agreement”) with certain shareholders of Produquímica and Produquímica. Pursuant to the Subscription Agreement and the Purchase Agreement, Compass Minerals Brazil acquired 35% of the issued and outstanding capital stock of Produquímica on December 23, 2015, for R$452.4 million Brazilian Reais (“R” or “BRL”), or $114.1 million U.S. dollars at closing, and paid additional consideration of $4.7 million in the second quarter of 2016 related to Produquímica’s 2015 financial performance.

The Subscription Agreement also contained a put right (the “Put”), allowing the Produquímica shareholders to sell the remainder of their interests in Produquímica to Compass Minerals Brazil. On August 12, 2016, Produquímica shareholders notified Compass Minerals Brazil of their exercise of the Put. On October 3, 2016, the Company acquired the remaining 65% of the issued and outstanding capital stock of Produquímica for R$1,066 million Brazilian Reais, or $331.9 million U.S. dollars at closing, which is subject to customary, post-closing adjustments. The Company also assumed approximately R$445 million Brazilian Reais, or $138.5 million U.S. dollars at closing, of net debt (inclusive of cash on hand at closing).

Based in São Paulo, Brazil, Produquímica generated approximately R$870 million in net sales as of the nine months ended September 30, 2016. Produquímica operates two primary businesses – agricultural productivity and chemical solutions. The agricultural productivity division manufactures and distributes a broad offering of specialty plant nutrition solution-based products. These include micronutrients, controlled release fertilizers and other specialty supplements that are used in direct soil and foliar applications, as well as through irrigation systems and for seed treatment. Many of these products are developed through Produquímica’s robust research and development capabilities. Produquímica also manufactures and markets specialty chemicals, primarily for the water treatment industry and for use in other industrial processes in Brazil.

The unaudited pro forma condensed combined balance sheet as of September 30, 2016, was prepared by combining the historical unaudited condensed consolidated balance sheet data as of September 30, 2016, for the Company and Produquímica, as adjusted to comply with U.S. GAAP, as if the Produquímica Acquisition had been consummated on that date. In addition to certain U.S. GAAP adjustments, certain balance sheet reclassifications have also been made in order to conform Produquímica’s balance sheet to the Company’s balance sheet presentation. Refer to Note 2 for a discussion of these U.S. GAAP and reclassification adjustments.

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2015, and for the nine months ended September 30, 2016, combines the results of operations of the Company and Produquímica, as adjusted to comply with U.S. GAAP, as if the Produquímica Acquisition had been consummated on January 1, 2015. In addition to certain U.S. GAAP adjustments, certain statements of operations reclassifications have also been made to conform Produquímica’s statements of operations to the Company’s statement of operations presentation. Refer to Note 3 for a discussion of these U.S. GAAP and reclassification adjustments.

The historical consolidated financial information has been adjusted in the accompanying unaudited pro forma condensed combined financial information to give effect to pro forma events that are (i) directly attributable to the Produquímica Acquisition, (ii) factually supportable, and (iii) with respect to the unaudited pro forma condensed combined statements of operations, expected to have a continuing impact on the consolidated results.

The acquisition method of accounting, based on ASC 805, “Business Combinations” (“ASC 805”), uses the fair value concepts defined in ASC 820, “Fair Value Measurement” (“ASC 820”). Fair value is defined in ASC 820 as the “price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.” This is an exit price concept for the valuation of an asset or liability.

Market participants are assumed to be buyers or sellers in the most advantageous market for the asset or liability. Fair value measurement for an asset assumes the highest and best use by these market participants, and as a result, assets may be required to be recorded which are not intended to be used or sold and/or to value assets at a fair value measurement that do not reflect management’s intended use for those assets. Fair value measurements can be highly subjective, and it is possible the application of reasonable judgment could develop different assumptions resulting in a range of alternative estimates using the same facts and circumstances.

ASC 805 requires, among other things, that assets acquired and liabilities assumed in a business combination be recognized at fair value as of the acquisition date. The final purchase price allocation may vary based on final appraisals, valuations and analyses of the fair value of the acquired assets and assumed liabilities. Accordingly, the accompanying unaudited pro forma purchase price allocation is preliminary and has been made solely for illustrative purposes.

2.	Produquímica Balance Sheet

Produquímica’s condensed consolidated financial statements were prepared for the purpose of the reporting requirements of Rule 3-05 of Regulation S-X and in accordance with the accounting and disclosure requirements of IFRS, which differs in certain respects from U.S. GAAP. The following schedule summarizes the material adjustments made to conform Produquímica’s unaudited condensed consolidated balance sheet as of September 30, 2016, to U.S. GAAP and to record the results in the reporting currency of the Company, U.S. dollars (in millions). Accounting policies and the classification of certain items presented by Produquímica under IFRS have been modified in order to align with the presentation used by the Company for its accounting policies and classification under U.S. GAAP (in millions).

Produquímica’s balance sheet has been translated into the Company’s reporting currency, U.S. dollars, at a rate of BRL 1.00=USD 0.3078, the exchange rate as of September 30, 2016.

BALANCE SHEET
AS OF SEPTEMBER 30, 2016
	Local Currency-BRL							USD
	(in millions)							(in millions)
	Produquímica
	Pro Forma		Produquímica			Produquímica		Produquímica
	Reclassified Amounts		U.S. GAAP			Historical		Historical
	Presented		Adjustments			U.S. GAAP		U.S. GAAP
ASSETS
Current assets:
Cash and cash equivalents	R$	216.2				R$	216.2	$66.5
Receivables, less allowance for doubtful accounts	284.1		R$	3.1	(i)(a)	287.2		88.4
Inventories	211.6					211.6		65.1
Other	62.3					62.3		19.3
Total current assets	774.2		3.1			777.3		239.3
Property, plant and equipment, net	422.8		(97.2)		(i)(c)	325.6		100.2
Deferred income taxes, net	78.0		(1.0)		(i)(a)	114.3		35.2
			0.2		(i)(b)
			28.3		(i)(c)
			18.0		(i)(e)
			(9.2)		(i)(f)
Intangible assets, net	3.1					3.1		0.9
Goodwill	46.0					46.0		14.2
Investment in equity investee	20.2		(4.2)		(i)(d)	16.0		4.9
Other	22.1					22.1		6.8
Total assets	R$	1,366.4	R$	(62.0)		R$	1,304.4	$401.5

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt	R$	416.2				R$	416.2	$128.1
Accounts payable	86.6		R$	0.6	(i)(b)	87.2		26.8
Accrued expenses	129.5					129.5		39.9
Accrued salaries and wages	18.1					18.1		5.6
Income taxes payable	4.6					4.6		1.4
Accrued interest	18.8					18.8		5.8
Total current liabilities	673.8		0.6			674.4		207.6
Long-term debt, net of current portion	199.0					199.0		61.2
Deferred income taxes, net	11.1		0.1		(i)(a)	6.5		2.0
			(4.7)		(i)(c)
Other noncurrent liabilities	28.7		66.4		(i)(e)	100.2		30.8
			5.1		(i)(f)
Commitments and contingencies
Stockholders’ equity:
Common stock
Additional paid-in capital	329.4					329.4		101.4
Treasury stock, at cost
Retained earnings (Accumulated deficit)	56.4		1.3		(i)(a)	(4.7)		(1.4)
			0.7		(i)(a)
			0.4		(i)(b)
			(0.8)		(i)(b)
			(48.4)		(i)(e)
			(14.3)		(i)(f)
Accumulated other comprehensive income (loss)	68.0		(64.2)		(i)(c)	(0.4)		(0.1)
			(4.2)		(i)(d)
Total stockholders’ equity	453.8		(129.5)			324.3		99.9
Total liabilities and stockholders’ equity	R$	1,366.4	R$	(62.0)		R$	1,304.4	$401.5

See Notes to Unaudited Pro Forma Condensed Combined Financial Statements.

(i)	The adjustments presented above to Produquímica’s balance sheet related to (in millions of BRL):

(a)
Under IFRS, Produquímica records trade receivables with no stated interest rate on a discounted basis at the present value of future expected cash flows. Unlike IFRS, trade receivables maturing in less than one year are not discounted under US GAAP, regardless of materiality. Produquímica has made the following adjustment to recognize trade receivables at invoice value.

	As of Sept. 30, 2016
Derecognize present value adjustment to receivables	R$	3.1
Record decrease to deferred tax asset	(1.0)
Record increase to deferred tax liability	(0.1)
Record increase to retained earnings – prior to Jan. 1, 2016	(1.3)
Record increase to retained earnings – subsequent to Jan. 1, 2016	(0.7)

(b)
Under IFRS, Produquímica records accounts payable with no stated interest rate on a discounted basis at the present value of future expected cash flows. Unlike IFRS, payables maturing in less than one year are not discounted under US GAAP, regardless of materiality. Produquímica has made the following adjustment to recognize accounts payable at invoice value.

	As of Sept. 30, 2016
Derecognize present value adjustment to Accounts Payable	R$	(0.6)
Record increase to deferred tax asset	0.2
Record increase to retained earnings – subsequent to Jan. 1, 2016	(0.4)
Record decrease to retained earnings – prior to Jan. 1, 2016	0.8

(c)
Upon adoption of IFRS, Produquímica used an exemption which allowed property, plant and equipment to be recognized at fair value, with a corresponding entry to accumulated other comprehensive loss, net of tax effects. Under U.S. GAAP, revaluation of property, plant and equipment is not permitted. The following adjustment records property, plant and equipment, net, at its original amortized cost.

	As of Sept. 30, 2016
Record decrease to property, plant and equipment, net	R$	(97.2)
Record increase to deferred tax asset	28.3
Record decrease to deferred tax liability	4.7
Record decrease to accumulated other comprehensive income	64.2

Property, plant and equipment will be recorded at fair value as a result of the application of purchase accounting, described herein, and the adjustment for pro forma purposes is shown below in Note 6. This adjustment is the only adjustment that was made to reverse impacts of Produqímica’s adoption of IFRS.

(d)
Upon adoption of IFRS, Produquímica’s equity investee used an exemption which allowed property, plant and equipment to be recognized at fair value, with a corresponding entry to accumulated other comprehensive loss, net of tax effects. Under U.S. GAAP, revaluation of property, plant and equipment is not permitted. The following adjustment records property, plant and equipment, net at its original amortized cost.

	As of Sept. 30, 2016
Record decrease to investment in equity investee	R$	(4.2)
Record decrease to accumulated other comprehensive income	4.2

Property, plant and equipment will be recorded at fair value as a result of the application of purchase accounting, described herein, and that adjustment for pro forma purposes is shown below in Note 6. This adjustment is the only adjustment that was made to reverse impacts of Produquímica’s equity investee’s adoption of IFRS.

(e)
Produquímica’s contingencies were adjusted to conform with ASC 450, “Contingencies,” for both the recognition and measurement differences of non-income tax related contingencies (including labor, social security, legal, etc.). The contingencies below were deemed to be probable and reasonably estimable based upon a preliminary analysis. The final amounts could be materially different than the amounts presented below.

	As of Sept. 30, 2016
Record net increase to liability	R$	(66.4)
Record increase in deferred tax asset	18.0
Record net decrease to decrease to retained earnings - prior to Jan. 1. 2016	48.4

(f)
Under U.S. GAAP, a tax benefit is recognized when it is “more likely than not” to be sustained based on the technical merits of the position. The amount of benefit to be recognized is based on the largest amount of tax benefit that is greater than 50% likely of being realized upon ultimate settlement. Detection risk is precluded from being considered in the analysis. IFRS does not include specific guidance and indicates that tax assets and liabilities should be measured at the amount expected to be paid based on enacted or substantively enacted tax legislation. Practice varies regarding the consideration of detection risk in the analysis. To conform to U.S. GAAP, the following incremental uncertain tax position reserves were recorded. The reserves below were based upon a preliminary analysis and final amounts could be materially different than the amounts presented below:

	As of Sept. 30, 2016
Record decrease in deferred tax asset	R$	(9.2)
Record net increase to liability	(5.1)
Record net decrease to decrease to retained earnings - prior to Jan. 1. 2016	14.3

Summary of Reclassification Adjustments

The classification of certain items presented by Produquímica under IFRS has been modified to align with the presentation used by the Company under U.S. GAAP as shown below. The reclassification adjustments to the balance sheet as of September 30, 2016, relate to the structure of the consolidated statement of financial position for Produquímica following its policies under IFRS, which utilizes different naming and aggregation standards than the Company’s presentation following its policies under U.S. GAAP.

Produquímica
Summary of pro forma reclassification adjustment for Produquímica - Balance sheet
As of September 30, 2016
IFRS
Produquímica Historical IFRS Presentation	Reclassification Adjustments to conform to Compass Presentation	Reclassified Amounts
(in R$)	(in R$)	(in R$)
(in millions)
ASSETS
Current assets:
Cash and cash equivalents	R$	216.2	R$	—	R$	216.2
Receivables, less allowance for doubtful accounts	—	284.1	284.1
Trade accounts receivable, net	284.1	(284.1)	—
Inventories	211.6	—	211.6
Marketable securities	25.3	(25.3)	—
Recoverable taxes	11.7	(11.7)	—
Recoverable income tax and social contribution	4.4	(4.4)	—
Prepayments	19.9	(19.9)	—
Other accounts receivable	1.0	(1.0)	—
Other	—	62.3	62.3
Total current assets	774.2	—	774.2
Non-current assets:
Long-term receivables
Trade accounts receivable	10.5	(10.5)	—
Accounts receivable - related parties	1.1	(1.1)	—
Recoverable taxes	8.9	(8.9)	—
Court deposits in legal actions and other accounts receivable	1.6	(1.6)	—
Deferred income tax and social contribution	78.0	(78.0)	—
Deferred income taxes, net	—	78.0	78.0
Investments	20.2	(20.2)	—
Investment in equity investee	—	20.2	20.2
Property, plant and equipment, net	422.8	—	422.8
Intangible assets, net	49.1	(49.1)	—
Intangible assets, net	—	3.1	3.1
Goodwill	—	46.0	46.0
Other	—	22.1	22.1
Total non-current assets	592.2	—	592.2
Total assets	R$	1,366.4	R$	—	R$	1,366.4

Current liabilities:
Loans and financing	R$	435.0	R$	(435.0)	R$	—
Current portion of long-term debt	—	416.2	416.2
Debentures	—	—	—
Taxes contributions and charges payable	9.4	(9.4)	—
Income tax and social contribution payable	4.6	(4.6)	—
Income taxes payable	—	4.6	4.6
Salaries and wages payable	18.1	(18.1)	—
Accrued salaries and wages	—	18.1	18.1
Advances from customers	8.6	(8.6)	—
Obligations under finance leasing	3.1	(3.1)	—
Suppliers	78.3	(78.3)	—
Assignment of credit by suppliers	8.3	(8.3)	—
Accounts payable	—	86.6	86.6
Accrued expenses	—	129.5	129.5
Accrued interest	—	18.8	18.8
Financial instruments	85.5	(85.5)	—
Other accounts payable	22.9	(22.9)	—
Total current liabilities	673.8	—	673.8
Non-current liabilities:
Loans and financing	199.0	(199.0)	—
Long-term debt, net of current portion	—	199.0	199.0
Taxes payable	1.3	(1.3)	—
Deferred income tax and social contribution	11.1	(11.1)	—
Deferred income taxes, net	—	11.1	11.1
Provision for contingencies	6.4	(6.4)	—
Obligations under finance leasing	18.7	(18.7)	—
Other accounts payable	2.3	(2.3)	—
Other noncurrent liabilities	—	28.7	28.7
Total non-current liabilities	238.8	—	238.8
Stockholder’s equity:
Common stock	—	—	—
Share capital	329.4	(329.4)	—
Additional paid-in capital	—	329.4	329.4
Treasury stock	—	—	—
Capital reserves	(12.0)	12.0	—
Profit reserves	68.4	(68.4)	—
Retained earnings	—	56.4	56.4
Equity valuation adjustment	68.0	(68.0)	—
Accumulated other comprehensive income	—	68.0	68.0
Total stockholders’ equity	453.8	—	453.8
Total liabilities and stockholders’ equity	R$	1,366.4	R$	—	R$	1,366.4

See Notes to Unaudited Pro Forma Condensed Combined Financial Statements.

3.	Produquímica’s Statements of Operations

Produquímica’s condensed consolidated financial statements were prepared for the purpose of the reporting requirements of Rule 3-05 of Regulation S-X and in accordance with the accounting and disclosure requirements of IFRS. The following schedule summarizes the material adjustments made to the Produquímica condensed consolidated statements of operations for the year ended December 31, 2015, and the nine months ended September 30, 2016, to conform to U.S. GAAP and to record the results in the reporting currency of the Company, U.S. dollars (in millions). The accounting policies and the classification of certain items presented by Produquímica under IFRS for the year ended December 31, 2015, and the nine months ended September 30, 2016, have been modified in order to align with the presentation used by the Company for its accounting policies and classifications under U.S. GAAP (in millions).

Produquímica’s condensed consolidated statement of operations for the year ended December 31, 2015, has been translated into U.S. dollars at a rate of BRL 1.00=USD 0.3042, the average exchange rate for the year ended December 31, 2015.

Produquímica’s condensed consolidated statement of operations for the nine months ended September 30, 2016, has been translated into U.S. dollars at a rate of BRL 1.00=USD 0.2789, the average exchange rate for the nine months ended September 30, 2016.

STATEMENT OF OPERATIONS
FOR THE YEAR ENDED
December 31, 2015
	Local Currency-BRL							USD
	(in millions)							(in millions)
	Produquímica
	Pro Forma
	Reclassified		Produquímica			Produquímica		Produquímica
	Amounts		U.S. GAAP			Historical		Historical
	Presented		Adjustments			U.S. GAAP		U.S. GAAP
Sales	R$	1,059.3	R$	1.2	(ii)(a)	R$	1,060.5	$322.6
Shipping and handling cost	(53.4)					(53.4)		(16.3)
Product cost	(743.5)		(1.2)		(ii)(b)	(742.0)		(225.7)
			2.7		(ii)(c)
Gross profit	262.4		2.7			265.1		80.6
Selling, general and administrative expenses	(123.4)		0.1		(ii)(c)	(123.3)		(37.5)
Operating earnings	139.0		2.8			141.8		43.1
Other (income) expense:
Interest expense	(96.6)					(96.6)		(29.4)
Net income (loss) from equity investee	5.8		—		(ii)(c)	6.0		1.8
			0.3		(ii)(c)
			(0.1)		(ii)(c)
Other, net	(119.8)					(119.8)		(36.4)
Earnings (loss) before income taxes	(71.6)		3.0			(68.6)		(20.9)
Income tax expense	19.1		(0.4)		(ii)(a)	18.1		5.5
			0.4		(ii)(b)
			(1.0)		(ii)(c)
Net earnings (loss)	R$	(52.5)	R$	2.0		R$	(50.5)	$(15.4)

See Notes to Unaudited Pro Forma Condensed Combined Financial Statements.

STATEMENT OF OPERATIONS
FOR THE NINE MONTHS ENDED
September 30, 2016
	Local Currency-BRL							USD
	(in millions)							(in millions)
	Produquímica
	Pro Forma
	Reclassified		Produquímica			Produquímica		Produquímica
	Amounts		U.S. GAAP			Historical		Historical
	Presented		Adjustments			U.S. GAAP		U.S. GAAP
Sales	R$	871.1	R$	1.1	(ii)(a)	R$	872.2	$243.3
Shipping and handling cost	(44.5)					(44.5)		(12.4)
Product cost	(600.1)		0.6		(ii)(b)	(597.6)		(166.7)
			1.9		(ii)(c)
Gross profit	226.5		3.6			230.1		64.2
Selling, general and administrative expenses	(100.9)		0.1		(ii)(c)	(100.8)		(28.1)
Operating earnings	125.6		3.7			129.3		36.1
Other (income) expense:
Interest expense	(40.4)					(40.4)		(11.3)
Net income (loss) from equity investee	3.0		—		(ii)(c)	3.1		0.9
			0.2		(ii)(c)
			(0.1)		(ii)(c)
Other, net	(30.7)					(30.7)		(8.6)
Earnings before income taxes	57.5		3.8			61.3		17.1
Income tax expense	(15.0)		(0.4)		(ii)(a)	(16.3)		(4.5)
			(0.2)		(ii)(b)
			(0.7)		(ii)(c)
Net earnings	R$	42.5	R$	2.5		R$	45.0	$12.6

See Notes to Unaudited Pro Forma Condensed Combined Financial Statements.

(ii)	The adjustments presented above to Produquímica’s statement of operations related to (in millions of BRL):

(a)
Under IFRS, Produquímica records revenue (and corresponding trade receivables) on a discounted basis at present value of the consideration due if payment extends beyond normal credit terms and imputed interest is material. Unlike IFRS, payment terms of less than one year are not discounted, regardless of materiality under US GAAP. The following adjustment to recognize revenue at invoice value has been made.

	Year Ended Dec. 31, 2015		Period ended Sept. 30, 2016
Reverse present value adjustment to sales	R$	(1.2)	R$	(1.1)
Record increase to income tax expense	0.4		0.4

(b)
Under IFRS, Produquímica records cost of goods sold (and corresponding accounts payable) with no stated interest rate on a discounted basis at present value. Unlike IFRS, payables maturing in less than one year are not discounted under US GAAP, regardless of materiality. The following adjustment to recognize cost of goods sold at invoice value has been made.

	Year Ended Dec. 31, 2015		Period ended Sept. 30, 2016
Reverse present value adjustment to cost of goods sold	R$	1.2	R$	(0.6)
Record decrease to income tax expense	(0.4)
Record increase to income tax expense			0.2

(c)
Upon adoption of IFRS, Produquímica and its equity investee used an exemption which allowed property, plant and equipment to be recognized at fair value, with a corresponding entry to accumulated other comprehensive loss, net of tax effects. Under U.S. GAAP, revaluation of property, plant and equipment is not permitted. The following adjustment derecognizes excess depreciation related to revalued property, plant and equipment. The derecognition of excess gain on disposal of revalued property, plant and equipment were determined to be immaterial.

	Year Ended Dec. 31, 2015		Period ended Sept. 30, 2016
Reduce product cost (depreciation)	R$	(2.7)	R$	(1.9)
Reduce selling, general and administrative (depreciation)	(0.1)		(0.1)
Record increase to income tax expense	1.0		0.7
Reduce product cost (depreciation – 50% equity investee)	0.0		(0.2)
Reduce selling, general and administrative (depreciation – 50% equity investee)	(0.3)		0.0
Record increase to income tax expense (50% of equity investee)	0.1		0.1

Summary of Reclassification Adjustments

The classification of certain items presented by Produquímica under IFRS has been modified to align with the presentation used by the Company under U.S. GAAP as shown below. The reclassification adjustments to the statement of operations for the year ended December 31, 2015, and the nine months ended September 30, 2016, relate to the structure of the consolidated statement of operations for Produquímica following its policies under IFRS which utilizes different naming and aggregation standards than the Company’s presentation following its policies under U.S. GAAP.

Produquímica
Summary of pro forma reclassification adjustment for Produquímica - Income Statement
Year ended December 31, 2015
IFRS
Produquímica Historical IFRS Presentation	Reclassification Adjustments to conform to Compass Presentation	Reclassified Amounts
(in R$)	(in R$)	(in R$)
(in thousands)
Net revenues	R$	1,059.3	R$	(1,059.3)	R$	—
Sales	—	1,059.3	1,059.3
Cost of goods sold	(796.9)	796.9	—
Shipping and handling cost	—	(53.4)	(53.4)
Product cost	—	(743.5)	(743.5)
Gross profit	262.4	—	262.4
Operating (expenses) income
General and administrative expenses	(39.5)	39.5	—
Selling expenses	(83.9)	83.9	—
Selling, general and administrative expenses	—	(123.4)	(123.4)
Equity accounting	5.8	(5.8)	—
Other operating income	0.2	(0.2)	—
Operating earnings	145.0	(6.0)	139.0
Financial income	33.0	(33.0)	—
Financial expenses	(125.4)	125.4	—
Foreign exchange losses, net	(124.2)	124.2	—
Other income (expense):
Interest expense	—	(96.6)	(96.6)
Net income from equity investee	—	5.8	5.8
Other, net	—	(119.8)	(119.8)
Earnings (loss) before income taxes	(71.6)	—	(71.6)
Income tax and social contribution
Current	(1.4)	1.4	—
Deferred	20.5	(20.5)	—
Income tax expense	—	19.1	19.1
Net earnings (loss)	R$	(52.5)	R$	—	R$	(52.5)

See Notes to Unaudited Pro Forma Condensed Combined Financial Statements.

Produquímica
Summary of pro forma reclassification adjustment for Produquímica - Income Statement
Nine months ended September 30, 2016
IFRS
Produquímica Historical IFRS Presentation	Reclassification Adjustments to conform to Compass Presentation	Reclassified Amounts
(in R$)	(in R$)	(in R$)
(in millions)
Net sales	R$	871.1	R$	(871.1)	R$	—
Sales	—	871.1	871.1
Cost of goods sold	(644.6)	644.6	—
Shipping and handling cost	—	(44.5)	(44.5)
Product cost	—	(600.1)	(600.1)
Gross profit	226.5	—	226.5
Operating (expenses) income
General and administrative expenses	(24.9)	24.9	—
Selling expenses	(76.0)	76.0	—
Selling, general and administrative expenses	—	(100.9)	(100.9)
Share of profit of equity-accounted investees, net of tax	3.0	(3.0)	—
Other operating income/(expenses), net	0.2	(0.2)	—
Operating earnings	128.8	(3.2)	125.6
Financial income	16.9	(16.9)	—
Financial expenses	(45.9)	45.9	—
Foreign exchange losses, net	(42.3)	42.3	—
Other income (expense):	—	—	—
Interest expense	—	(40.4)	(40.4)
Net earnings from equity investee	—	3.0	3.0
Other, net	—	(30.7)	(30.7)
Earnings before income taxes	57.5	—	57.5
Income tax and social contribution
Current	(7.1)	7.1	—
Deferred	(7.9)	7.9	—
Income tax expense	(15.0)	(15.0)
Net earnings	R$	42.5	R$	—	R$	42.5

See Notes to Unaudited Pro Forma Condensed Combined Financial Statements.

4.	Purchase Price

On October 3, 2016, the Company acquired the remaining 65% of the issued and outstanding capital stock of Produquímica for an aggregate estimated price due at closing of R$1,066 million Brazilian Reais, or $331.9 million U.S. dollars at closing. The Company also assumed approximately R$445 million Brazilian Reais, or $138.5 million U.S. dollars at closing, of net debt (inclusive of cash on hand at closing).

The calculation of the purchase price at closing was based on an estimate of full-year 2016 operating results of Produquímica. As of the closing date, some of the periods included in the 2016 operating results of Produquímica had ended and actual results were known. Based on the actual results known as of the closing date, the Company estimated that there will be a $5.8 million increase in the purchase price.

Following the closing date, the purchase price will be adjusted based on the final full-year 2016 operating results of Produquímica. This adjustment will include amounts relating to periods occurring after the closing date, which is considered contingent consideration. As of the closing date, the Company estimated the fair value of contingent consideration to be $32.5 million. The adjustment to the purchase price is expected to be resolved in the first quarter of 2017, and any changes in the fair value of the contingent consideration will be recognized in income.

As of the closing date, the Company calculated the total purchase price as follows:

Purchase Price
Cash paid at closing	$331.9
Increase in cash to be paid due to final operating results	5.8
Fair value of contingent consideration	32.5
Acquisition-date fair value of the 35% interest in Produquímica	199.3
Total	$569.5

Under the acquisition method of accounting, the total purchase price is allocated on a preliminary basis to Produquímica’s assets and liabilities based upon their estimated fair value as of the date of completion of the acquisition. Based upon the estimated purchase price and the preliminary valuation, the preliminary purchase price allocation, which is subject to change based on the Company’s final analysis, is as follows (in millions):

Purchase Price Allocation
Net working capital	$42.8
Property, plant & equipment	186.6
Intangible assets	74.5
Goodwill	358.1
Investment in equity investee	24.2
Other non-current assets	6.8
Long-term debt, net of current portion	(61.2)
Deferred income taxes, net	(31.5)
Other noncurrent liabilities	(30.8)
Total	$569.5

As noted above, the purchase price estimates and the purchase price allocation are preliminary and are subject to change and further adjustment based on the final analysis, including the fair value of the contingent consideration, the acquisition date fair value of its previous 35% interest in Produquímica, the fair value allocated to tangible and intangible assets and the value of certain tax contingencies, all of which are described further in these Notes.

The final determination of the purchase price allocation is currently in process and will be based on the fair value of assets acquired, including fair values of other identifiable intangibles and the fair value of liabilities assumed as of October 3, 2016. The excess purchase price over the fair value of identifiable assets acquired and liabilities assumed will be allocated to goodwill. The purchase price allocation will remain preliminary until the Company completes a valuation of significant identifiable intangibles acquired and determines the fair value of the assets acquired and liabilities assumed.

The final determination of the purchase price allocation is expected to be completed as soon as practicable. The final amounts allocated to assets acquired and liabilities assumed could materially differ from the information presented in the unaudited pro forma condensed combined financial statements.

5.	Financing

The Company entered into a new $100.0 million term loan tranche in the fourth quarter of 2015 to fund the acquisition of the 35% equity stake in Produquímica. In September 2016, the Company entered into a new $450.0 million term loan tranche to fund the acquisition of the remaining 65% of Produquímica’s equity.

For pro forma purposes, interest expense was adjusted to consider the loans outstanding for the entirety of both periods shown in the condensed combined statement of operations. The adjustments were made using an interest rate based on the debt’s contractual terms (LIBOR plus a spread) and a LIBOR rate as of September 30, 2016. An increase or decrease of 0.125% of the assumed interest rates would increase or decrease interest expense by approximately $0.7 million for the twelve months ended December 31, 2015, and approximately $0.4 million for the nine months ended September 30, 2016.

6.	Pro Forma Adjustments

Pro forma adjustments reflect estimated preliminary amounts for the purchase price, Produquímica’s net tangible and intangible assets at an amount equal to the preliminary estimates of their fair values, amortization expense related to the estimated amortizable intangible assets, the issuance of debt and related interest expense, non-recurring acquisition transaction costs and the income tax effect related to the pro forma adjustments.

The accompanying unaudited pro forma condensed combined financial statements have been prepared as if the transactions described above were completed on September 30, 2016, for balance sheet purposes, and as of January 1, 2015, for statement of operations purposes.

(a)	Adjustment to reflect the acquisition of 100% of outstanding interests of Produquímica.

As of Sept. 30, 2016
Reduce cash and cash equivalents	$(331.9)
Eliminate book value of equity method investment in Produquímica	(127.5)
Eliminate other comprehensive income related to equity method investment in Produquímica	8.1
Record payable as a result of increased cash expected to be paid	(5.8)
Record contingent consideration	(32.5)
Record estimated gain on equity method investment to retained earnings	(79.9)
Purchase Price	$569.5

(b)
Represents impacts of purchase price allocation (refer to Note 4 for preliminary opening balance sheet) with the exception of the step up in deferred tax liabilities, discussed further in (e) below. An adjustment of $11.1 million has been reflected for the estimated fair value of Produquímica inventories as of the acquisition date. Because this adjustment is directly attributable to the Produquímica Acquisition and would not have an ongoing impact, it is not reflected in the unaudited pro forma condensed combined statements of operations. However, this inventory adjustment will impact product costs sold within the first 12 months after the consummation of the Produquímica Acquisition and will thereby reduce gross profit.

(c)	Eliminate Produquímica historical equity in connection with purchase accounting.

(d)
Adjustment to remove the non-recurring direct incremental costs of the Produquímica Acquisition which are reflected in the historical financial statements of the Company and Produquímica. The amounts adjusted from the historical income statements are presented below.

	Year Ended Dec. 31, 2015	Nine Months Ended Sept. 30, 2016
Remove the Company’s transaction costs	$0.0	$(0.7)
Remove Produquímica’s transaction costs	0.0	0.0

Direct and incremental transaction costs expected to be incurred after September 30, 2016, in connection with the closing of the transaction are estimated at $1.4 million and have resulted in an adjustment to retained earnings. The estimate is based on an evaluation of several factors, including the most recent overall expected budget for transaction costs and amounts contractually due to external advisors and service providers. The adjustments are not reflected net of a tax benefit as transaction costs are generally capitalized into the basis of the shares acquired as facilitative (as opposed to investigatory).

(e)
Adjustment to account for the step up in book basis of assets acquired in the transactions, which give rise to related deferred tax impacts. The tax rate was estimated to be 34% based on the jurisdiction where the assets reside.

Year Ended Dec. 31, 2016
Record deferred tax liability for step up book basis in intangible assets	$(25.0)
Record deferred tax liability for step up book basis in equity method investment	(6.5)
Record deferred tax liability for step up book basis in property, plant & equipment	(29.4)
Record deferred tax liability for step up book basis in inventory	(3.8)
Impact to Goodwill	$64.7

(f)
Adjustment to reflect incremental interest expense of the financing transactions discussed in Note 5, presuming such financings were entered into as of January 1, 2015, including related amortization of debt issuance costs.

(g)	Adjustment to remove non-recurring expenses in the historical income statements associated with the issuance of financing transactions described in Note 5.

(h)	Adjustment to remove net loss from equity investee related to the Company’s 35% equity method investment in Produquímica.

(i)	Adjustment to reflect reduced incremental depreciation resulting from the preliminary allocation of purchase price.

(j)	Adjustment to reflect incremental amortization resulting from the preliminary allocation of purchase price.

(k)
Adjustment to the historical income statements to reflect tax-related impacts associated with the full intercompany loan between Compass Minerals America Inc. and Compass Minerals Brazil, elimination of the outside basis difference on the equity method investment in Produquímica and elimination of non-recurring Brazilian tax expenses associated with the acquisition of the equity method investment.

(l)
Adjustment to income tax expense for the tax effect of transaction and interest expense adjustments, using an estimated tax rate of 37%, which approximates a blended statutory tax rate for the tax jurisdictions where the underlying transactions reside. Because the tax rate used for these pro forma financial statements approximates a blended statutory rate and is an estimate, it will likely vary from the effective rate in periods subsequent to the completion of the acquisition, and those differences may be material.